UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


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                                    FORM 8-K

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                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


        Date of report (date of earliest event reported): April 14, 2000


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                           Commission File No. 0-18387

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                       PEGASUS AIRCRAFT PARTNERS II, L.P.
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             (Exact name of registrant as specified in its charter)


                         State of Organization: Delaware
                   IRS Employer Identification No. 84-1111757
      Four Embarcadero Center, 35th Floor, San Francisco, California 94111
                           Telephone - (415) 434-3900



                       This document consists of 3 pages.

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Item 5.  Other Events.

The Partnership distributed $.30 per Unit on April 25, 2000, principally from the proceeds of operations during the quarter ended March 31, 2000 and cash reserves. As has historically been the case, the amount of future cash distributions will be determined on a quarterly basis after an evaluation of the Partnership's operating results and its current and projected financial position. Amongst the Partnership's assets and lessees, the McDonnell-Douglas DC 10-10 will remain off lease for almost all of 2000 due to the end of the Continental Airlines lease in late 1999 and the timing of the freighter conversion for Emery. Although being offered for lease or sale, the A-300 and L-1011 continue to remain off lease. Falcon Air Express continues to struggle with liquidity and Kitty Hawk, Inc. (parent of Kitty Hawk Aircargo, Inc.) recently publicly announced significant liquidity problems.

The Partnership closed on a new, $30 million, lending facility on April 14, 2000 and an initial draw down was made of $19.5 million. The proceeds were used to retire existing debt of $16.53 million and to replenish working capital.


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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                           PEGASUS AIRCRAFT PARTNERS II, L.P.
                                           (Registrant)
                                           By:    Air Transport Leasing, Inc.
                                                  Administrative General Partner





      April 26, 2000                       By:    /S/Clifford B. Wattley
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                                                  Clifford B. Wattley
                                                  President and Director